Meeting Date: March 23, 2010

2008 and 2009 Annual Meeting of Stockholders

of

CLST Holdings, Inc.

Solicitation by

RED OAK PARTNERS, LLC
THE RED OAK FUND, L.P.
PINNACLE FUND, LLLP
PINNACLE PARTNERS, LLC
BEAR MARKET OPPORTUNITY FUND, L.P.
DAVID SANDBERG
MATTHEW BEHRENT

HOW TO VOTE Registered Holders If you are a registered name shareholder, you can send your BLUE proxy card back in the provided postage-paid return envelope.

Street-Name Holders

If you hold your shares though a custodian bank or broker, you can send your BLUE voting instruction form back in the provided postage-paid return envelope or vote your shares electronically by following two methods::

Internet:
1. Go to the Web site www.proxyvote.com.
2. Enter your 12-digit Control Number located on the label of your voting form.
3. Follow the instructions provided.

Telephone:
1. Please call toll-free 1-800-454-8683.
2. Enter your 12-digit Control Number located on the label of your voting form.
3. Follow the instructions provided.

If you have any questions or need additional copies of our proxy materials: Please Call Toll-Free (800) 859-8509 Banks & Brokerage Firms Call: (212) 269-5550
© 2010 D.F. King & Co., Inc.